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                                                                  EXHIBIT 10.5.2

                               MODIFICATION NO. 3

                                       TO

                     SAN JUAN PROJECT CONSTRUCTION AGREEMENT

                                     BETWEEN

                      PUBLIC SERVICE COMPANY OF NEW MEXICO

                                       AND

                          TUCSON ELECTRIC POWER COMPANY


This modification No. 3 to the San Juan Project Construction Agreement between PUBLIC SERVICE COMPANY OF NEW MEXICO ("New Mexico") and TUCSON
ELECTRIC POWER COMPANY ("Tucson"), hereinafter referred to collectively as the "Parties" or "Participants", is hereby entered into and executed this 17th day of July, 1984.

     WITNESSETH:

     WHEREAS, the Parties hereto entered into an agreement described as the San Juan Project Construction Agreement effective July 1, 1969, as modified by Modification No. 1 on May 16, 1979, and Modification No. 2 on December 31, 1983 ("Construction Agreement"), which establishes certain terms and conditions relating to their participation and responsibility in the construction of the San Juan Project; and

     WHEREAS, the Parties desire to limit their risks of liability due to Willful Action; and


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     WHEREAS, the Parties desire to amend the Construction Agreement to reflect certain changes resulting from the liquidation of Western Coal Co. ("Western") in 1981, the cessation of coal deliveries from Western to the San Juan Project, and the execution of a Coal Sales Agreement among New Mexico, Tucson, and San Juan Coal Company; and

     WHEREAS, the Parties desire to amend the Construction Agreement in other particulars as described herein.

     NOW THEREFORE, the Parties agree that the Construction Agreement is hereby amended as follows:

     1.0 EFFECTIVE DATE. This Modification No. 3 shall become effective immediately upon its execution by New Mexico and Tucson.

     2.0  AMENDED SECTION 2.4.  Section 2.4 shall be amended to read as follows:

          2.4 Western Coal Co. ("Western") formerly had reserves of coal in San Juan County, New Mexico held under lease. Effective December 1, 1980, Western subleased its leases to Utah International Inc. ("Utah"). Utah further subleased such leases to San Juan Coal Company ("SJCC"), its
     wholly-owned subsidiary.   SJCC then entered into a Coal Sales Agreement
     with New Mexico and Tucson whereby SJCC will supply the San Juan Project with coal. Western was liquidated in 1981.


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     3.0  AMENDED SECTION 5.2.  Section 5.2 shall be deleted in its entirety and amended to read as follows:

          5.2 COAL SALES AGREEMENT: Agreement of New Mexico and Tucson with San Juan Coal Company ("SJCC") executed on August 18, 1980, as amended by Amendment No. 1 on September 30, 1981, and Amendment No. 2 on October 28, 1983, and as said Agreement may be amended, supplemented, or modified from time to time.

     4.0  DELETE SECTION 5.17.  Section 5.17 shall be deleted in its entirety.

     5.0 AMENDED SECTION 5.23.1. Section 5.23.1 shall be amended to read as follows:

          5.23.1 PARTICIPATION SHARES; Each Participant's, Unit Participant's or other entity's percentage ownership in the San Juan Project as it is set forth in Section 6 of the Co-Tenancy Agreement.

     6.0 AMENDED SECTION 5.25. Section 5.25 shall be amended by replacing the words "Fuel Agreement" with the words "Coal Sales Agreement."

     7.0 AMENDED SECTION 5.30. Section 5.30 shall be amended to read in its entirety as follows:


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          5.30  SAN JUAN PROJECT:  Four unit, coal-fired electric generation plant constructed at the San Juan Site in four stages. The San Juan Project includes all facilities, structures, transmission and distribution lines incident to the four-unit electric generating plant. The San Juan Project does not include distribution lines, transmission lines, equipment in the Switchyard Facilities, or other facilities owned exclusively by a Participant.

     8.0  DELETE SECTION 5.40.  Section 5.40 shall be deleted in its entirety.

     9.0 AMENDED SECTION 5.41. Section 5.41 shall be amended to read as follows:

          5.41  WILLFUL ACTION

          5.41.1 Action taken or not taken by a Participant (including the Project Manager), at the direction of its directors, members of its governing body, officers or employees having management or administrative responsibility affecting its performance under any of the Project Agreements, which action is knowingly or intentionally taken or not taken with conscious indifference to the consequences thereof or with intent that injury or damage would probably result therefrom.

          5.41.2 Action taken or not taken by a Participant (including the Project Manager), at the direction of its directors, members of


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     its governing body, officers or employees having management or administrative responsibility affecting its performance under any of the Project Agreements, which action has been determined by final arbitration award or final judgment or judicial decree to be a material default under any of the Project Agreements and which action occurs or continues beyond the time specified in such arbitration award or judgment or judicial decree for curing such default, or if no time to cure is specified therein, occurs or continues beyond a reasonable time to cure such default.

          5.41.3 Action taken or not taken by a Participant (including the Project Manager), at the direction of its directors, members of its governing body, officers or employees having management or administrative responsibility affecting its performance under any of the Project Agreements, which action is knowingly or intentionally taken or not taken with the knowledge that such action taken or not taken is a material default under any of the Project Agreements.

          5.41.4 The phrase "employees having management or administrative responsibility" as used in this Section 5.41 means employees of a Participant (including the Project Manager) who are responsible for one or more of the executive functions of planning, organizing, coordinating, directing, controlling, and supervising such Participant's performance under any of the Project Agreements; provided however, that, with respect to employees of the Project Manager engaged in the design and construction of Project Work, such phrase


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     shall refer only to (i) the employee of the Project Manager designated as the "project manager" for the Project Work (or such other title designation as the Project Manager shall determine) who directly supervises the design and construction of the Project Work and, during his absence, the Project Manager's employee who has been designated to act and is acting for said "project manager," and (ii) anyone in the organizational structure of Project Manager between such "project manager" and an officer.

          5.41.5 Willful Action does not include any act or failure to act which is merely involuntary, accidental or negligent.

     10.0 DELETE SECTION 6.4.1. Section 6.4.1 shall be deleted in its entirety.

     11.0  AMENDED SECTION 12.  Section 12 shall be amended to read as follows:

          12.  LIABILITY

          12.1 Except for any judgment debt for damage resulting from Willful Action and except to the extent any judgment debt is collectible from valid Insurance, and subject to the provisions of Section 12.1.1, 12.4, 12.5, and 12.6, hereof, each Participant hereby extends to all other Participants, their directors, members of their governing bodies, officers and employees, its covenant not to execute, levy or otherwise enforce a judgment obtained against


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     any of them, including recording or effecting a judgment lien, for any direct, indirect, or consequential loss, damage, claim, cost, charge or expense, whether or not resulting from the negligence of such Participant, its directors, members of its governing body, officers, employees or any person or entity whose negligence would be imputed to such Participant from
     (i) the past and future performance or nonperformance of Project Work; or
     (ii) the engineering, repair, supervision, inspection, testing, protection, operation, maintenance, replacement, reconstruction or the use or ownership of the San Juan Project; or (iii) the past or future performance or nonperformance of the obligations of any Participant under or pursuant to any of the Project Agreements, other than the obligation to pay any monies becoming due.

          12.1.1 In the event any insurer providing Insurance refuses to pay any judgment obtained by a Participant against any other Participant, its directors, members of its governing body, officers, or employees on account of liability referred to in Section 12.1 hereof, the Participant, its directors, members of its governing body, officers, or employees against whom the judgment is obtained shall, at the request of the prevailing Participant and in consideration for the covenant granted in Section 12.1 hereof, execute such documents as may be necessary to effect an assignment of its contractual rights against the nonpaying insurer and thereby give the prevailing Participant the opportunity to enforce its judgment directly against such insurer. In no event when a judgment debt is collectible from valid Insurance shall the Participant obtaining the


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     judgment execute, levy, or otherwise enforce the judgment (including recording or effecting a judgment lien) against the Participant, its directors, members of its governing body, officers, or employees against whom the judgment was obtained.

          12.1.2 To the extent that Section 41-3-5, New Mexico Statutes Annotated, 1978 compilation, shall be applicable and for the purpose of relieving such Participant, its directors, members of its governing body, officers and employees of any liability to make contribution to other non-Participant tortfeasors, the foregoing covenant not to execute hereby effects a reduction of all injured Participants' damages recoverable against all other non-Participant tortfeasors to the extent of the pro rata share (as referred to in Section 41-3-5, New Mexico Statures Annotated, 1978 compilation) of the other Participants, their directors, members of their governing bodies, officers and employees.

          12.1.3 Each Participant agrees, upon request by any other Participant, to make, execute and deliver any and all documents or take such other action as may reasonably be required to effectuate the intent of this Section 12.1.

          12.2 Except as provided in Sections 12.4, 12.5, and 12.6 herein, the costs and expenses of discharging all work liability imposed upon one or more of the Participants, for which payment is not made by Insurance, shall be allocated among the Participants in proportion to their respective Participation Shares in the property


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     giving rise to the work liability.  Work liability is defined as liability of one or more Participants for any loss, damage, claim, cost, charge or expense of any kind or nature (including direct, indirect or consequential) suffered or incurred by any party other than a Participant, whether or not resulting or to result in the future from the negligence of any Participant, its directors, members of its governing body, officers, employees, or any other person or entity whose negligence would be imputed to such Participant, that has resulted or may result in the future from (i) performance or nonperformance of the work herein described, (ii) operation, maintenance, use or ownership of the San Juan Project, and (iii) past or future performance or nonperformance of the obligations of any Participant under any of the Project Agreements.

          12.3 If it cannot be determined which property gave rise to work liability, the allocation for discharging costs and expenses associated therewith shall be as specified in Section 17.1.2.7 of the San Juan Project Operating Agreement as modified.

          12.4 Except for liability resulting from Willful Action (which subject to the provisions of Section 12.6 hereof shall be the responsibility of the willfully acting Participant), any Participant whose electric customer shall have a claim or bring an action against any other Participant for any death, injury, loss or damage arising out of or in connection with electric service to such customer caused by the operation or failure of operation of the San


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     Juan Project or any portion thereof shall indemnify and hold harmless such other Participant, its directors, members of its governing body, officers and employees from and against any liability for such death, injury, loss or damage.

          12.5 Each Participant shall be responsible for any damage, loss, claim, cost, charge, or expense that is not covered by Insurance and results from its own Willful Action as defined in Section 5.41.2 hereof and shall indemnify and hold harmless the other Participants, their directors, members of their governing bodies, officers and employees, from any such damage, loss, claims, cost, charge or expense.

          12.6 Except as provided in Section 12.5 hereof, the aggregate liability of any Participant to all other Participants for Willful Action not covered by Insurance shall be determined as follows:

          12.6.1 All such liability for damages, losses, claims, costs, charges or expenses of such Participant shall not exceed $10,000,000 per occurrence. Each Participant extends to each other Participant, its directors, members of its governing body, officers and employees its covenant not to execute, levy or otherwise enforce a judgment against any of them for any such aggregate liability in excess of $10,000,000 per occurrence.

          12.6.2 A claim based on Willful Action must be perfected by filing a suit in a court of competent jurisdiction within three


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     years after the Willful Action occurs.  All claims made thereafter relating to the same Willful Action shall be barred by this Section 12.6.2. The award to each nonwillfully acting Participant from each Participant determined to have committed Willful Action shall be determined as follows:
     (i) Each Participant who successfully files suit for remuneration shall receive the lesser of (a) its final judgment awarded (or settlement made) or (b) its pro rata Participation Share of the $10,000,000 maximum recovery established in Section 12.6.1 hereof. (ii) When all pending suits are resolved, those Participants who were awarded judgments or reached settlements but whose claims were not fully satisfied pursuant to Section 12.6.2(i) shall be entitled to participate in any remaining portion of the $10,000,000 maximum recovery limit, based upon the ratio of the unsatisfied portion of such Participant's judgment or settlement to the total unsatisfied portion of all such judgments and settlements. Such participation shall be limited to the Participants' unsatisfied judgments or settlements.

          12.7 The provisions of this Section 12 shall not be construed so as to relieve any insurer of its obligation to pay any insurance proceeds in accordance with the terms and conditions of valid and collectible Insurance policies.

          12.8 The Participants agree that any agreement to indemnify contained in this Construction Agreement shall not extend to liability, claims, damages, losses, or expenses, including attorney's fees, arising out of:


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          (i)  The preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designs or specifications by the indemnitee, or the agents or employees of the indemnitee; or

          (ii) The giving of or the failure to give directions or instructions by the indemnitee, or the agents or employees of the indemnitee, where such giving or failure to give directions or instructions is the primary cause of bodily injury to persons or damage to property.

          The word "indemnify" as used in this Section 12.8 includes, without limitation, an agreement to remedy damage or loss caused in whole or in part by the negligence, act or omission of the indemnitee, the agents or employees of the indemnitee, or any legal entity for whose negligence, acts or omissions any of the foregoing may be liable.

     12.9 The Participants agree that the aggregate liability limit of $10,000,000 referenced in Sections 12.6.1 and 12.6.2 hereof may be determined in the future to be inappropriate and shall make a good faith effort to evaluate and, if appropriate, revise said limit at the request of any Participant.

     12.10 The term "Insurance," as used in this Section 12, shall include but not be limited to Operating Insurance (as defined din Section 5.35 of the Operating Agreement) and Project Insurance.


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     12.0  AMENDED SECTION 18.10.  Section 18.10 shall be amended to read in its entirety as follows:

          18.10 Except as modified by the provisions set forth in Modification No. 3, all of the terms and conditions of this Construction Agreement, effective as of December 21, 1973, as modified by Modification No. 1 as of May 16, 1979, and Modification No. 2 as of December 31, 1983, shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties hereto have caused this Modification No. 3 to the Construction Agreement to be executed this 17th day of July, 1984.


                              PUBLIC SERVICE COMPANY OF NEW MEXICO
Attest:                       By:  /s/ J. L. Wilkins
                                  --------------------------------
/s/ D. E. Peckham             Its:  Senior Vice President
- -------------------------         --------------------------------
     SECRETARY

                              TUCSON ELECTRIC POWER COMPANY

Attest:                       By:  /s/ Einar Greve
                                  --------------------------------
/s/ Jean E. Kettlewell        Its:  Executive Vice President
- -------------------------         --------------------------------


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STATE OF NEW MEXICO
                        ss.
COUNTY OF BERNALILLO

     The foregoing instrument was acknowledged before me this 17th day of July, 1984, by J. L. Wilkins, a Senior Vice President of Public Service Company of New Mexico, a New Mexico corporation, on behalf of said corporation.

NOTARY PUBLIC: /s/ Kathy L. Vollbrecht
               ------------------------

October 12, 1986
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My Commission Expires:


STATE OF ARIZONA
                        ss.
COUNTY OF PIMA

     The foregoing instrument was acknowledged before me this 2nd day of July, 1984, by Einar Greve, of Tucson Electric Power Company, an Arizona corporation on behalf of said corporation.

NOTARY PUBLIC: /s/ Herlinda M. Herrera
               -----------------------

April 14, 1987
- ----------------------
My Commission Expires:


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